UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2023

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On May 4, 2023, BicycleTx Limited (the “Company”) and Bayer Consumer Care AG (“Bayer”) entered into a collaboration and license agreement (the “Collaboration Agreement”), pursuant to which the parties will perform research and discovery activities under a mutually agreed upon research plan during a research term of up to a specified number of years per target program to generate radiopharmaceutical compounds incorporating optimized Bicycle constructs directed to two specified targets, under the oversight of a joint steering committee. In addition, Bayer has a one-time right to expand the collaboration to include a third target program, and with respect to each of the up to three target programs, Bayer has an option, exercisable within a specified period of time following the effective date of the Collaboration Agreement, to generate, develop and commercialize non-radiopharmaceutical compounds directed to the applicable target, either itself or in collaboration with the Company.

For each collaboration program, Bayer may elect, at its sole discretion, to progress compounds arising from activities under the research programs into further preclinical development of potential products directed to the target of such collaboration program. On a target-by-target basis, if Bayer elects to progress development candidates directed to such target into further clinical development, Bayer will be required to use commercially reasonable efforts to develop and seek regulatory approval in certain major markets for products directed to the applicable target. During the term of the Collaboration Agreement, and until the expiration of all payment obligations with respect to a given target program, the Company will be exclusive to Bayer with respect to bicycles or macrocyclic peptides directed to targets included within the collaboration, and with respect to any compounds arising from the activities under the research program and directed to such selected targets.

Bayer will make an upfront payment to the Company of $45 million. All other payments under the Collaboration Agreement will be made in British Pound Sterling and are described in this disclosure in such currency. If Bayer elects to expand the collaboration to include an additional target program, it will be required to make a one-time payment to the Company in connection with the selection of such target in the high single digit millions. In addition, on a target-by-target basis, if Bayer elects to exercise its option to expand its rights with respect to such target to develop and commercialize non-radiopharmaceutical compounds directed to such target, Bayer will be required to pay to the Company, for each such target program for which it exercises such option, either a one-time option fee payment, or quarterly payments of specified instalment amounts for a specified maximum time period during which the Company is performing research activities, with the aggregate amounts receivable by the Company ranging from the high single digit millions in the case of the option fee payment (where the Company is performing specified research activities following the exercise of the option), to the low single digit millions in the case of such instalment payments.

On a target-by-target basis for the up to three targets, if Bayer elects to progress one or more candidate compounds into further development, Bayer will be required to pay a candidate selection fee for the first such compound progressed by Bayer directed to such target that incorporates a radionuclide, and for the first such compound directed to such target that does not incorporate a radionuclide (and for which Bayer has not paid the option fee for non-radiopharmaceutical compounds), ranging from the high single-digit millions to the mid single-digit millions. On a target-by-target basis, if Bayer successfully conducts clinical development and achieves regulatory approval for compounds arising from the collaboration directed to such target in two indications, Bayer will be required to pay to the Company development and regulatory/first commercial sale milestones of up to £178 million for the first (whether radiopharmaceutical or non-radiopharmaceutical) product directed to the applicable target to achieve such milestones, or £534 million across all three potential target programs. In addition, if Bayer successfully commercializes products arising from the collaboration, Bayer will be required to pay to the Company, on a product-by-product basis, tiered royalties on net sales of products by Bayer, its affiliates or sublicensees at percentages ranging from the mid-single digits to the very low double digits, subject to standard reductions and offsets in certain circumstances, and a royalty floor. If Bayer commercializes diagnostic products directed to a target, royalties will be payable on such diagnostic products at a specified reduced percentage of the rates for therapeutic products. Royalties will be payable under the Collaboration Agreement on a product-by-product and country-by-country basis, commencing on the first commercial sale of each product, until the latest of (a) the expiration of the last valid claim of certain patents licensed by the Company to Bayer, (b) a specified number of years following first commercial sale of such product, and (c) expiration of all data and regulatory exclusivity for such product in the applicable country. On a target-by-target basis, Bayer will also owe the Company tiered sales milestones based on the achievement of specified levels of net sales of therapeutic products directed to such target totaling up to £194 million in the aggregate per target, or £582 million across all three potential target programs, and on diagnostic products directed to such target at a low double digit percentage of the therapeutic product milestones.

The aggregate value of the potential non-royalty payments from Bayer to the Company, if Bayer successfully develops and commercializes both radiopharmaceutical and non-radiopharmaceutical products in all three potential target programs, in addition to exploiting diagnostic products for each such target, is $1.7 Billion, based on a pound sterling to US dollar conversion as of the execution date of the agreement.

The Collaboration Agreement will remain in force on a product-by-product and country-by-country basis, unless earlier terminated by either party, until the expiration of the obligation for Bayer to make royalty payments to the Company for such product in such country, and will terminate in its entirety on the expiration of all such royalty terms in all countries. Either party may terminate the agreement upon 90 days’ written notice for the other party’s uncured material breach (or 20 business days in the case of non-payment by Bayer), subject to extension of such cure period in certain circumstances, or upon the other party’s insolvency. In addition, the Company has the right to terminate in the case of a patent challenge by or on behalf of Bayer (or any of its affiliates or sublicensees). In addition, Bayer may terminate the Collaboration Agreement (i) in its entirety or with respect to any product, collaboration program or target for any reason upon 60 or 90 days’ written notice to the Company (depending on whether such termination is prior to or following first commercial sale of a licensed product). The closing of the transaction is subject to clearance of the transaction under the U.K. National Security and Investment Act 2021.

On May 10, 2023, the Company and Bayer issued a joint press release announcing the transactions described above. A copy of the press release is attached to this report as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the Company’s collaboration with Bayer, potential future regulatory filings and approvals of product candidates developed pursuant to the Collaboration Agreement, and potential future payments that may be become payable to the Company pursuant to the Collaboration Agreement. Many factors may cause differences between current expectations and actual results, including risks to the Company’s and its collaboration partners’ abilities to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of product candidates by the Company’s collaboration partners; the risk that the Company or its collaboration partners may not realize the intended benefits of its technology; risks related to the Company’s ability to maintain existing collaborations and realize the benefits thereof; expectations for regulatory approvals to conduct trials or to market products and other important factors. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023	Bicycle Therapeutics plc

	By:	/s/ Lee Kalowski
Name: Lee Kalowski
Title: Chief Financial Officer